Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports First Quarter 2020 Financial and Operating Results

OKLAHOMA CITY (May 7, 2020) Gulfport Energy Corporation (NASDAQ: GPOR) (“Gulfport” or the “Company”) today reported financial and operational results for the three-months ended March 31, 2020 and provided an update on its 2020 activities. Key highlights are as follows:

•	Reduced total long-term debt by approximately $79.6 million as of March 31, 2020 when compared to December 31, 2019 primarily through discounted bond repurchases

•	Improved drilling efficiencies as measured by spud to total depth drilling days on a normalized basis in the Utica Shale and SCOOP by 11% and 32%, respectively, versus full year 2019 levels

•	Reported net loss of $517.5 million, or $3.24 per diluted share

•	Reported adjusted net income (non-GAAP) of $16.6 million, or $0.10 per diluted share

•	Generated adjusted EBITDA (non-GAAP) of $128.3 million 2020

•	Reported cash provided by operating activities of $130.8 million

•	Generated operating cash flow (non-GAAP), excluding working capital changes, of $86.7 million

•

Improved 2020 and 2021 gas hedge portfolio with 495 BBtu per day of remaining 2020 natural gas production hedged at an average swap price of $2.88 per MMBtu and 250 BBtu per day of 2021 natural gas production hedged with costless collars at an average floor price of $2.46 per MMBtu and an average ceiling price of $2.81 per MMBtu

•	Completed semi-annual borrowing base redetermination and revolving credit facility redetermined at $700 million, providing adequate liquidity to fund our 2020 capital plan at current strip pricing

See the supplemental tables at the end of this press release for a reconciliation of non-GAAP measures including adjusted net income, EBITDA, adjusted EBITDA, and operating cash flow.

Chief Executive Officer and President, David M. Wood, commented, “During these unprecedented times, our focus is on the health and safety of our employees while continuing to execute on our 2020 capital budget we laid out in February. We remain committed to exercising capital discipline, maximizing cash flow generation, reducing costs and ensuring strong liquidity through the remainder of 2020.”

Mr. Wood continued, “Our continued focus on increasing efficiencies and reducing costs led to solid progress during the first quarter of 2020. As planned, Gulfport’s 2020 capital program is heavily weighted to the first half of 2020 and as a result, we are well positioned to generate positive free cash flow during the second half of the year.”

Continued Debt Reduction

As of May 1, 2020, the Company had repurchased $73.3 million aggregate principal amount of unsecured senior notes for $22.8 million in cash during 2020. Since initiating the debt repurchase program in mid-2019, Gulfport had repurchased $263.4 million aggregate principal amount of unsecured senior notes for $161.6 million cash representing a total discount capture of $101.8 million and an annual cash interest reduction of approximately $11 million.

Balance Sheet and Liquidity

Gulfport completed its spring borrowing base redetermination effective May 1, 2020 and the borrowing base was redetermined at $700 million. Pro forma for the revised borrowing base, the Company’s liquidity at May 1, 2020 totaled approximately $269.0 million, comprised of the $700 million borrowing base plus approximately $3.8 million in cash on hand less $326.8 million outstanding letters of credit and $108.0 million of revolver draw as of May 1, 2020.

The revised $700 million borrowing base provides adequate liquidity to finance the Company’s projected 2020 capital plan.

Production and Realized Prices

Gulfport’s net daily production for the first quarter of 2020 averaged approximately 1,054 MMcfe per day. For the first quarter of 2020, Gulfport’s net daily production mix was comprised of approximately 90% natural gas, 7% natural gas liquids (“NGL”) and 3% oil.

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	Three months ended
	March 31,
	2020	2019
Production Volumes:
Natural gas (MMcf)	86,059	102,079
Oil (MBbls)	532	612
NGL (MGal)	46,518	55,830
Gas equivalent (MMcfe)	95,896	113,726
Gas equivalent (Mcfe per day)	1,053,799	1,263,617

Average Realized Prices
(after deducts for transportation costs and before the impact of derivatives):

Natural gas (per Mcf)	$1.26	$2.70
Oil (per Bbl)	$43.53	$53.10
NGL (per Gal)	$0.36	$0.58
Gas equivalent (per Mcfe)	$1.55	$3.00

Average Realized Prices:
(after deducts for transportation costs and including cash-settlement of derivatives):

Natural gas (per Mcf)	$1.97	$2.45
Oil (per Bbl)	$61.39	$53.13
NGL (per Gal)	$0.37	$0.59
Gas equivalent (per Mcfe)	$2.29	$2.78

The table below summarizes Gulfport’s first quarter of 2020 production by asset area:

GULFPORT ENERGY CORPORATION

PRODUCTION BY AREA

(Unaudited)

	Three months ended
	March 31,
	2020	2019
Utica Shale
Natural gas (MMcf)	71,505	85,700
Oil (MBbls)	54	66
NGL (MGal)	12,221	23,336
Gas equivalent (MMcfe)	73,575	89,428

SCOOP
Natural gas (MMcf)	14,550	16,366
Oil (MBbls)	471	398
NGL (MGal)	34,297	32,480
Gas equivalent (MMcfe)	22,274	23,394

Other
Natural gas (MMcf)	4	13
Oil (MBbls)	7	148
NGL (MGal)	—	15
Gas equivalent (MMcfe)	47	904

2020 Capital Expenditures

For the three-month period ended March 31, 2020, Gulfport’s incurred total capital expenditures were $135.3 million. Gulfport’s incurred total capital expenditures includes approximately $127.3 million of operated drilling and completion (“D&C”) capital expenditures, $3.4 million of non-operated D&C expenditures and $4.6 million of land capital expenditures. The Company’s 2020 capital program is heavily weighted in first half of 2020 and the Company expects to generate positive cash flow during the second half of 2020.

Operational Update

For the three-month period ended March 31, 2020, key operational updates include:

•	Spud 7 gross and net operated wells in the Utica Shale and 5 gross (4.3 net) operated wells in the SCOOP and had 3 gross wells in various stages of drilling at the end of the first quarter of 2020

•

Completed 15 gross and net operated wells in the Utica Shale and 4 gross (3.8 net) operated wells in the SCOOP during the first quarter of 2020 and had 3 gross wells in various stages of completion at the end of the first quarter of 2020

•	Turned-to-sales 4 gross (3.8 net) operated wells in the SCOOP during the first quarter of 2020 and 3 gross and net operated wells in the Utica Shale after March 19, 2020

The table below summarizes Gulfport’s activity for the three-month period ended March 31, 2020:

GULFPORT ENERGY CORPORATION

ACTIVITY SUMMARY

(Unaudited)

	Three months ended
	March 31,	Guidance
	2020	2020
Net Wells Spud
Utica - Operated	7.0	15
SCOOP - Operated	4.3	8

Total	11.3

Net Wells Turned-to-Sales
Utica - Operated	3.0	18
SCOOP - Operated	3.8	4

Total	6.8

Utica Shale

In the Utica Shale, during the first quarter of 2020, Gulfport spud 7 gross and net operated wells. The wells drilled during this period had an average lateral length of approximately 10,200 feet. Normalizing to an 8,000 foot lateral length, Gulfport’s average drilling days from spud to rig release totaled approximately 17.7 days, an improvement of 11% from the 2019 average and the best average quarter to date the Company has experienced in the play. In addition, Gulfport turned-to-sales 3 gross (3.0 net) operated wells with an average stimulated lateral length of approximately 15,100 feet.

At present, Gulfport has one operated drilling rig running in the play and expects to continue with this level of activity through October 2020.

SCOOP

In the SCOOP, during the first quarter of 2020, Gulfport spud five gross (4.3 net) operated wells. The wells drilled during this period had an average lateral length of approximately 9,500 feet. Normalizing to a 7,500 foot lateral length, Gulfport’s average drilling days from spud to rig release totaled approximately 37.4 days, an improvement of 32% from the 2019 average and similar to the Utica Shale, the best average quarter to date the Company has experienced since entering the play. In addition, Gulfport turned-to-sales four gross (3.8 net) operated wells with an average stimulated lateral length of approximately 6,500 feet.

At present, Gulfport has one operated drilling rig running in the play and expects to continue with this level of activity for the remainder of 2020.

2020 Capital Budget and Production Guidance

Based on continued efficiencies, service cost deflation and actual results to date, Gulfport currently forecasts 2020 total capital expenditures to be at or below the low end of the previously provided range of $285 million to $310 million.

Because of the sharp decline in oil prices since early March 2020, as well as the current outlook for low oil prices throughout the second quarter of 2020, Gulfport plans to shut in a minimal amount production over the next few months, including a large number of vertical wells in the SCOOP. The Company expects these shut ins to impact its production by less than 20 MMcfe per day. Gulfport also anticipates some of its non-operated production may be negatively impacted by voluntary shut-ins due to low prices. In addition, the COVID-19 pandemic creates risks of delays in new drilling and completion activities that could negatively impact Gulfport, its non-operated partners or its service providers. Finally, Gulfport is actively exploring opportunities to potentially defer near-term production to later periods in 2020 or early 2021 when gas prices are materially higher in an effort to maximize returns and cash flow. Considering all of these factors, Gulfport’s previously provided production guidance for full year 2020 should no longer be relied upon.

Gulfport reaffirms its previously provided 2020 forecasted realizations and projected operating costs guidance.

Derivatives

Gulfport regularly hedges a portion of its expected production to lock in prices and returns that provide certainty of cash flow to execute on its capital plans. The table below details the Company’s hedging positions as of May 7, 2020:

GULFPORT ENERGY CORPORATION

COMMODITY DERIVATIVES - HEDGE POSITION

(Unaudited)

	2Q2020	3Q2020	4Q2020
Natural Gas:
Swap Contracts (NYMEX)
Volume (BBtupd)	774	345	370
Price ($ per MMBtu)	$2.91	$2.91	$2.80

Basis Swap Contracts (OGT)
Volume (BBtupd)	10	10	10
Differential ($ per MMBtu)	$(0.54)	$(0.54)	$(0.54)

Basis Swap Contracts (Transco Zone 4)

Volume (BBtupd)	60	60	60
Differential ($ per MMBtu)	$(0.05)	$(0.05)	$(0.05)

Oil:
Swap Contracts (WTI)
Volume (Bblpd)	—	2,000	2,000
Price ($ per Bbl)	$—	$35.60	$35.60

NGL:
C3 Propane Swap Contracts
Volume (Bblpd)	500	500	500
Price ($ per Gal)	$0.52	$0.52	$0.52

	2020(1)	2021	2022	2023
Natural Gas:
Swap Contracts (NYMEX)
Volume (BBtupd)	495	—	—	—
Price ($ per MMBtu)	$2.88	$—	$—	$—

Collars (NYMEX)
Volume (BBtupd)	—	250	—	—

Weighted Average Floor Purchase Price ($ per MMBtu)	$—	$2.46	$—	$—
Weighted Average Ceiling Sold Price ($ per MMBtu)	$—	$2.81	$—	$—

Call Option Contracts (NYMEX)
Volume (BBtupd)	—	—	628	628
Price ($ per MMBtu)	$—	$—	$2.90	$2.90

Basis Swap Contracts (OGT)
Volume (BBtupd)	10	—	—	—
Differential ($ per MMBtu)	$(0.54)	$—	$—	$—

Basis Swap Contracts (Transco Zone 4)
Volume (BBtupd)	60	—	—	—
Differential ($ per MMBtu)	$(0.05)	$—	$—	$—

Oil:
Swap Contracts (WTI)
Volume (Bblpd)	1,338	—	—	—
Price ($ per Bbl)	$35.60	$—	$—	$—

NGL:
C3 Propane Swap Contracts
Volume (Bblpd)	500	—	—	—
Price ($ per Gal)	$0.52	$—	$—	$—

(1)	April 1 - December 31, 2020

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Company Information” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will host its first quarter of 2020 earnings conference call on Friday, May 8, 2020 at 9:00 a.m. Central Time.

Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 866-373-3408 or 412-902-1039 for international callers. A replay of the call will be available for two weeks at 877-660-6853 or 201-612-7415 for international callers. The replay passcode is 13695468. The webcast will also be available for two weeks on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy is an independent natural gas and oil company focused on the exploration and development of natural gas and oil properties in North America and is one of the largest producers of natural gas in the contiguous United States. Headquartered in Oklahoma City, Gulfport holds significant acreage positions in the Utica Shale of Eastern Ohio and the SCOOP Woodford and SCOOP Springer plays in Oklahoma. In addition, Gulfport holds non-core assets that include an approximately 22% equity interest in Mammoth Energy Services, Inc. (NASDAQ: TUSK) and has a position in the Alberta Oil Sands in Canada through its 25% interest in Grizzly Oil Sands ULC. For more information, please visit www.gulfportenergy.com.

Forward Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, including such things as the expected impact of the COVID-19 pandemic on our business, our industry and the global economy, production and financial guidance, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, repurchases of our outstanding debt, the timing and completion of asset sales, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions that might affect the timing and amount of the repurchase program; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; Gulfport’s ability to identify, complete and integrate acquisitions of properties and businesses; Gulfport’s ability to achieve the anticipated benefits of its strategic initiatives; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Investors should note that Gulfport announces financial information in SEC filings, press releases and public conference calls. Gulfport may use the Investors section of its website (www.gulfportenergy.com) to communicate with investors. It is possible that the financial and other information posted there could be deemed to be material information. The information on Gulfport’s website is not part of this filing.

Investor Contact:

Jessica Antle – Director, Investor Relations

jantle@gulfportenergy.com

405-252-4550

Media Contact

Reevemark

Paul Caminiti / Hugh Burns / Nicholas Leasure

212-433-4600

GULFPORT ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31, 2020	December 31, 2019
	(Unaudited)
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$1,633	$6,060
Accounts receivable—oil and natural gas sales	74,099	121,210
Accounts receivable—joint interest and other	42,547	47,975
Prepaid expenses and other current assets	11,848	4,431
Short-term derivative instruments	171,755	126,201

Total current assets	301,882	305,877

Property and equipment:
Oil and natural gas properties, full-cost accounting, $1,608,640 and $1,686,666 excluded from amortization in 2020 and 2019, respectively	10,667,532	10,595,735
Other property and equipment	96,882	96,719
Accumulated depletion, depreciation, amortization and impairment	(7,859,873)	(7,228,660)

Property and equipment, net	2,904,541	3,463,794

Other assets:
Equity investments	6,225	32,044
Long-term derivative instruments	—	563
Deferred tax asset	—	7,563
Operating lease assets	10,186	14,168
Operating lease assets—related parties	—	43,270
Other assets	41,453	15,540

Total other assets	57,864	113,148

Total assets	$3,264,287	$3,882,819

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$437,453	$415,218
Short-term derivative instruments	67	303
Current portion of operating lease liabilities	9,873	13,826
Current portion of operating lease liabilities—related parties	—	21,220
Current maturities of long-term debt	688	631

Total current liabilities	448,081	451,198

Long-term derivative instruments	70,829	53,135
Asset retirement obligation	59,444	60,355
Uncertain tax position liability	3,209	3,127
Non-current operating lease liabilities	313	342
Non-current operating lease liabilities—related parties	—	22,050
Long-term debt, net of current maturities	1,898,362	1,978,020

Total liabilities	2,480,238	2,568,227

Commitments and contingencies
Preferred stock, $0.01 par value; 5,000,000 shares authorized (30,000 authorized as redeemable 12% cumulative preferred stock, Series A), and none issued and outstanding	—	—
Stockholders’ equity:
Common stock - $.01 par value, 200,000,000 shares authorized, 159,841,930 issued and outstanding at March 31, 2020 and 159,710,955 at December 31, 2019	1,598	1,597
Paid-in capital	4,209,578	4,207,554
Accumulated other comprehensive loss	(61,863)	(46,833)
Accumulated deficit	(3,365,264)	(2,847,726)

Total stockholders’ equity	784,049	1,314,592

Total liabilities and stockholders’ equity	$3,264,287	$3,882,819

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,
	2020	2019
	(In thousands, except share data)
Revenues:
Natural gas sales	$108,547	$276,016
Oil and condensate sales	23,151	32,482
Natural gas liquid sales	16,913	32,125
Net gain (loss) on natural gas, oil and NGL derivatives	98,266	(20,045)

	246,877	320,578

Costs and expenses:
Lease operating expenses	15,986	19,807
Production taxes	4,799	7,921
Midstream gathering and processing expenses	57,896	70,282
Depreciation, depletion and amortization	78,028	118,433
Impairment of oil and natural gas properties	553,345	—
General and administrative expenses	16,169	10,057
Accretion expense	741	1,067

	726,964	227,567

(LOSS) INCOME FROM OPERATIONS	(480,087)	93,011

OTHER EXPENSE (INCOME):
Interest expense	32,990	35,621
Interest income	(152)	(152)
Gain on debt extinguishment	(15,322)	—
Loss (income) from equity method investments, net	10,789	(4,273)
Other expense (income)	1,856	(427)

	30,161	30,769

(LOSS) INCOME BEFORE INCOME TAXES	(510,248)	62,242
INCOME TAX EXPENSE	7,290	—

NET (LOSS) INCOME	$(517,538)	$62,242

NET (LOSS) INCOME PER COMMON SHARE:
Basic	$(3.24)	$0.38

Diluted	$(3.24)	$0.38

Weighted average common shares outstanding—Basic	159,760,222	162,823,997
Weighted average common shares outstanding—Diluted	159,760,222	163,099,409

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended March 31,
	2020	2019
	(In thousands)
Cash flows from operating activities:
Net (loss) income	$(517,538)	$62,242
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depletion, depreciation and amortization	78,028	118,433
Impairment of oil and natural gas properties	553,345	—
Loss (income) from equity investments	10,789	(4,132)
Gain on debt extinguishment	(15,322)	—
Net (gain) loss on derivative instruments	(98,266)	20,045
Cash receipts (payments) on settled derivative instruments	70,733	(24,836)
Deferred income tax expense	7,290	—
Other, net	3,223	5,508
Changes in operating assets and liabilities:
Decrease in accounts receivable—oil and natural gas sales	47,111	65,204
Decrease (increase) in accounts receivable—joint interest and other	6,001	(2,083)
(Decrease) increase in accounts payable and accrued liabilities	(7,637)	1,366
Other, net	(6,919)	(1,982)

Net cash provided by operating activities	130,838	239,765

Cash flows from investing activities:
Additions to oil and natural gas properties	(113,744)	(241,391)
Proceeds from sale of oil and natural gas properties	44,383	52
Additions to other property and equipment	(539)	(3,848)
Proceeds from sale of other property and equipment	91	56
Contributions to equity method investments	—	(432)

Net cash used in investing activities	(69,809)	(245,563)

Cash flows from financing activities:
Principal payments on borrowings	(180,106)	(150,151)
Borrowings on line of credit	125,000	150,000
Repurchases of senior notes	(10,204)	—
Payments for repurchases of stock under approved stock repurchase program	—	(28,212)
Other, net	(146)	(140)

Net cash used in financing activities	(65,456)	(28,503)

Net decrease in cash, cash equivalents and restricted cash	(4,427)	(34,301)
Cash, cash equivalents and restricted cash at beginning of period	6,060	52,297

Cash, cash equivalents and restricted cash at end of period	$1,633	$17,996

Supplemental disclosure of cash flow information:
Interest payments	$14,034	$15,266

Income tax receipts	$—	$(1,794)

Supplemental disclosure of non-cash transactions:
Capitalized stock-based compensation	$934	$1,114

Asset retirement obligation capitalized	$381	$1,952

Asset retirement obligation removed due to divestiture	$(2,033)	$—

Interest capitalized	$187	$766

Fair value of contingent consideration asset on date of divestiture	$23,090	$—

Foreign currency translation (loss) gain on equity method investments	$(15,030)	$3,801

Explanation and Reconciliation of Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net (loss) income, the most directly comparable GAAP financial measure, plus interest expense, income tax (benefit) expense, accretion expense, depreciation, depletion and amortization and impairment of oil and gas properties. Adjusted EBITDA is a non-GAAP financial measure equal to EBITDA less non-cash derivative loss (gain), rig terminations fees, gain on debt extinguishment, non-recurring general and administrative expenses and (income) loss from equity method investments. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activity before changes in operating assets and liabilities and inclusive of capitalized expenses incurred during the given period. Free cash flow is a non-GAAP measure defined as cash flow from operating activities before changes in operating assets and liabilities (as defined above) less capital expenditures incurred. Adjusted net income is a non-GAAP financial measure equal to pre-tax net (loss) income less non-cash derivative loss (gain), impairment of oil and gas properties, rig terminations fees, gain on debt extinguishment, non-recurring general and administrative expenses and (income) loss from equity method investments. The Company has presented EBITDA, adjusted EBITDA, adjusted net income, cash flow from operating activities before changes in operating assets and liabilities and free cash flow because it uses these measures as an integral part of its internal reporting to evaluate its performance and the performance of its senior management. These measures are considered important indicators of the operational strength of the Company’s business and eliminate the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that these measures provide useful information to its investors regarding its performance and overall results of operations. EBITDA, adjusted EBITDA, adjusted net income, cash flow from operating activities before changes in operating assets and liabilities and free cash flow are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA, adjusted EBITDA, adjusted net income, cash flow from operating activities before changes in operating assets and liabilities and free cash flow presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA

(Unaudited)

	Three months ended March 31,
	2020	2019
	(In thousands)
Net (loss) income	$(517,538)	$62,242
Interest expense	32,990	35,621
Income tax expense	7,290	—
Accretion expense	741	1,067
Depreciation, depletion and amortization	78,028	118,433
Impairment of oil and gas properties	553,345	—

EBITDA	$154,856	$217,363

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three months ended March 31,
	2020	2019
	(In thousands)
EBITDA	$154,856	$217,363

Adjustments:
Non-cash derivative gain	(28,914)	(4,791)
Non-cash derivative loss on contingent payments	1,381	—
Rig termination fees	1,649	—
Gain on debt extinguishment	(15,322)	—
Non-recurring general and administrative expenses	3,905	538
Loss (income) from equity method investments	10,789	(4,273)

Adjusted EBITDA	$128,344	$208,837

GULFPORT ENERGY CORPORATION

RECONCILIATION OF CASH FLOW

(Unaudited)

	Three months ended March 31,
	2020	2019
	(In thousands)
Cash provided by operating activity	$130,838	$239,765
Adjustments:
Changes in operating assets and liabilities	(38,556)	(62,505)
Capitalized expenses incurred(1)	(5,618)	(8,461)

Operating cash flow	$86,664	$168,799
Capital expenditures incurred(2)	(135,305)	(274,946)

Free cash flow	$(48,641)	$(106,147)

(1)	Includes capitalized general and administrative expense incurred and capitalized interest expenses incurred
(2)	Incurred capital expenditures and cash capital expenditures may vary from period to period due to the cash payment cycle

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

	Three months ended March 31,
	2020	2019
	(In thousands, except share data)
(Loss) income before income taxes	$(510,248)	$62,242
Adjustments:
Non-cash derivative gain	(28,914)	(4,791)
Non-cash derivative loss on contingent payments	1,381	—
Impairment of oil and gas properties	553,345	—
Rig termination fees	1,649	—
Gain on debt extinguishment	(15,322)	—
Non-recurring general and administrative expenses	3,905	538
Loss (income) from equity method investments	10,789	(4,273)

Pre-tax net income excluding adjustments	$16,585	$53,716

Adjusted net income	$16,585	$53,716

Adjusted net income per common share:
Basic	$0.10	$0.33

Diluted	$0.10	$0.33

Basic weighted average shares outstanding	159,760,222	162,823,997
Diluted weighted average shares outstanding	161,312,645	163,099,409